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                                                                    EXHIBIT 10.5

                              REVOLVING CREDIT NOTE

$20,000,000.00

                                                      September 15, 1998

      FOR VALUE RECEIVED and intending to be legally bound, the undersigned, PHOENIX COLOR CORP., a Delaware corporation, PCC EXPRESS, INC., a Delaware corporation and PHOENIX (MD.) REALTY, LLC a Maryland limited liability company (collectively, "Borrowers" and singly, a "Borrower"), jointly and severally promise to pay, in lawful money of the United States of America, to the order of FIRST UNION NATIONAL BANK ("Lender"), at the offices of FIRST UNION NATIONAL BANK ("Agent") at Broad and Chestnut Streets, Philadelphia, Pennsylvania, 19107, the maximum aggregate principal sum of Twenty Million Dollars ($20,000,000) or such lesser sum which represents Lender's Pro Rata Percentage of the principal balance outstanding under the Revolving Credit established pursuant to the provisions of that certain Credit Agreement dated of even date herewith, among Borrowers, Agent, Issuer and Lenders (as it may be amended, modified, restated or supplemented from time to time, "Credit Agreement"). The outstanding principal balance hereunder shall, absent earlier acceleration, be payable on the Revolving Credit Maturity Date. The actual amount due and owing from time to time hereunder shall be evidenced by Agent's records of receipts and disbursements with respect to the Revolving Credit, which shall, in the absence of manifest error, be conclusive evidence of the amount. All capitalized terms used herein without further definition shall have the respective meanings ascribed thereto in the Credit Agreement.

      Borrowers shall pay interest on the outstanding principal balance hereunder from time to time at the per annum rates set forth in the Credit Agreement. Interest shall be calculated on the basis of a year of 360 days but charged for the actual number of days elapsed, and shall be due and payable as set forth in the Credit Agreement.

      This Revolving Credit Note is one of those certain Revolving Credit Notes referred to in the Credit Agreement.

      If an Event of Default occurs and is continuing under the Credit Agreement, Agent may exercise the rights and remedies set forth in the Credit Agreement. The obligations evidenced by this Revolving Credit Note are secured by the real and personal property Collateral described in the Credit Agreement.

      This Revolving Credit Note may be prepaid only in accordance with the terms and conditions of the Credit Agreement.

      Each Borrower hereby waives protest, demand, notice of nonpayment and all other notices in connection with the delivery, acceptance, performance or enforcement of this Revolving Credit Note.

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      This Revolving Credit Note shall be construed and governed by the laws of the Commonwealth of Pennsylvania without regard to otherwise applicable principles of conflicts of laws. The provisions of this Revolving Credit Note are severable and the invalidity or unenforceability of any provision shall not alter or impair the remaining provisions of this Revolving Credit Note.

      This Revolving Credit Note amends and restates (but does not extinguish the absolute and unconditional obligation to repay the indebtedness evidenced
by) that certain Revolving Credit Note issues by Borrowers in favor of Lender dated February 1, 1995, as amended and modified from time to time.

      IN WITNESS WHEREOF, and intending to be legally bound hereby, Borrowers have executed these presents the day and year first above written.

PCC EXPRESS, INC.                         PHOENIX COLOR CORP.

By: /s/ Edward Lieberman                  By: /s/ Edward Lieberman
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                                          PHOENIX (MD.) REALTY LLC

                                          By: /s/ Edward Lieberman
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